================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 Form 8-K/A

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

                              SEPTEMBER 11, 1996
                              (Date of Report)

                           COTELLIGENT GROUP, INC.
              (Exact name of registrant as specified in its charter)


                              AMENDMENT NO. 1

    The registrant hereby amends Form 8-K dated June 28, 1996 as set forth in the pages attached hereto. The filing of this report occurs within 60 days after the date of application for extension of time to file.



   DELAWARE                 0-25372                       94-3173918

(State or other     (Commission File Number)   (IRS Employer Identification No.)
jurisdiction of
incorporation)


  101 California Street, Suite 2050
     San Francisco, California                            94111
(address of principal executive offices)                (Zip Code)

                              (415) 439-6400
             (Registrant's telephone number, including area code)

                                  N/A

             (Former name, former address and former fiscal year,
                       if changed since last report)



- --------------------------------------------------------------------------------




                                             COTELLIGENT GROUP, INC. FORM 8-K/A

                                                            INDEX


                                                                                                            Page

        Item 7 - Financial Statements and Exhibits

          COTELLIGENT GROUP, INC.
          Restated and Pro Forma Consolidated Statement of Operations for the Year Ended
               March 31, 1996 (Unaudited)..................................................................  4
          Restated Consolidated Statement of Operations for the Year Ended  March 31, 1995 (Unaudited).....  5
          Restated Consolidated Statement of Operations for the Year Ended March 31, 1994 (Unaudited)......  6
          Notes to Restated and Pro Forma Consolidated Statements of Operations............................  7

          ESP SOFTWARE SERVICES, INC.
          Report of Price Waterhouse LLP, Independent  Accountants.........................................  8
          Balance Sheet at December 31, 1995 and 1994 and March 31, 1996  (Unaudited)......................  9
          Statement of Operations for the Years Ended December 31, 1995 and 1994 and for the Three Months
              Ended March 31, 1996 and 1995 (Unaudited)....................................................  10
          Statement of Stockholder's Equity (Deficit) for the Years Ended December 31, 1995 and 1994 and
              for the Three Months Ended March 31, 1996  (Unaudited).......................................  11
          Statement of Cash Flows for the Years Ended December 31, 1995 and 1994 and for the Three Months
              Ended March 31, 1996 and 1995 (Unaudited)....................................................  12
          Notes to Financial Statements....................................................................  13

          INNOVA SOLUTIONS, INC.
          Report of Price Waterhouse LLP, Independent Accountants..........................................  18
          Balance Sheet at December 31, 1995 and 1994 and at March 31, 1996 (Unaudited)....................  19
          Statement of Operations for the Years Ended December 31, 1995 and 1994 and for the Three Months
              Ended March 31, 1996 and 1995 (Unaudited)....................................................  20
          Statement of Stockholder's Equity for the Years Ended December 31, 1995 and 1994 and for the
              Three Months Ended March 31, 1996 (Unaudited)  ..............................................  21
          Statement of Cash Flows for the Years Ended December 31, 1995 and 1994 and for the Three Months
              Ended March 31, 1996 and 1995 (Unaudited) ...................................................  22
          Notes to Financial Statements....................................................................  23

        Signatures.........................................................................................  28

                              COTELLIGENT GROUP, INC.

            RESTATED AND PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)



     Cotelligent Group, Inc. ("Cotelligent" or the "Company") was formed to acquire, own and operate software professional service businesses specializing in computer consulting and contract programming. On February 20, 1996, Cotelligent merged with four companies: Financial Data Systems, Inc. ("FDSI"), BFR Co., Inc. ("BFR"), Data Arts & Sciences, Inc. ("DASI") and Chamberlain Associates, Inc. ("CAI"), collectively the Founding Companies. All outstanding shares of the Founding Companies' capital stock was converted into shares of Cotelligent's Common Stock concurrently with the consummation of an initial public offering (the "Offering") of Cotelligent Common Stock.

     Additionally , on June 28, 1996 Cotelligent acquired ESP Software Services, Inc. ("ESP") and INNOVA Solutions Inc. ("ISI") (the "Pooled Companies") in business combinations accounted for under the pooling-of-interests method. Accordingly, the historical financial statements of Cotelligent have been restated in accordance with generally accepted accounting principles to present the financial data as if Cotelligent and the Pooled Companies had always been members of the same operating group.

     The accompanying Restated and Pro Forma Consolidated Statement of Operations for the year ended March 31, 1996 reflects the business combinations with ESP and ISI and also gives effect to the acquisitions of the Founding Companies as if they were made on April 1, 1995. Additionally, the restated and pro forma consolidated statement reflects adjustments for the acquisitions of the Pooled Companies and the Founding Companies including compensation differentials to employees and former owners of the Founding Companies and the Pooled Companies, the planned termination of contributions to retirement plans, incremental selling, general and administrative costs of the corporate activities of Cotelligent, one-time, non-recurring acquisition costs related to the Pooled Companies and adjustments to reflect income taxes as if the entities were combined and subject to the effective federal and state statutory rates for the combined entity throughout the periods presented.

     The accompanying Restated Consolidated Statement of Operations for the years ended March 31, 1995 and 1994, give effect to the business combinations with ESP and ISI which have been accounted for as poolings-of-interest.

         Pro forma adjustments are based upon historical information, preliminary estimates and certain assumptions management deems appropriate. The pro forma consolidated statement of operations presented herein are not necessarily indicative of the results Cotelligent would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of Cotelligent. The Restated and Pro Forma Consolidated Statement of Operations should be read in conjunction with the other financial statements and notes thereto appearing elsewhere in this report.

     As the acquisitions of ESP and ISI were consummated June 28, 1996, the financial statements for the most recent quarter ended June 30, 1996 have not been included in this report as they have been provided in a previous filing on Form 10-Q with a filing date of August 14, 1996.



                                              COTELLIGENT GROUP, INC.

                            RESTATED AND PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                         For the Year Ended March 31, 1996
                                 (In Thousands Except Share and Per Share Amounts)


                                                                               Founding
                                                                INNOVA        Companies
                         Cotelligent       ESP Software        Solutions     April 1, 1995-     Pro Forma
                         Group, Inc.       Service, Inc.         Inc.         Feb. 19, 1996    Adjustments        Pro Forma
                        -------------    ----------------    ------------    -------------    -------------      -----------

Revenues..............     $    8,265       $    10,274        $  5,867        $  55,745        $      --          $  80,151
Cost of services......          6,173             6,712           4,017           42,361             (298)  (a)       58,965
                          -------------    ----------------    ------------    -------------    -------------      -----------
  Gross margin........          2,092             3,562           1,850           13,384              298             21,186

Selling, general and
   administrative
   expenses...........          1,895             3,247           1,174           10,374             (664)  (b)       16,026
                         -------------    ----------------    ------------    -------------    -------------      -----------
Operating income......            197               315             676            3,010              962              5,160

Other expense (income):
   Interest expense
    (income), net.....            (13)              108              11              421             (202)  (c)          325
   Other expense
    (income)..........             (3)               --              (3)             (36)              --                (42)
                         -------------    ----------------    ------------    -------------    -------------      -----------
   Total other expense
    (income)..........            (16)              108               8              385             (202)               283
                         -------------    ----------------    ------------    -------------    -------------      -----------
Income before income
    taxes.............            213               207             668            2,625            1,164              4,877
Provision (benefit)
   for income taxes               125                 2              --            1,952             (128)   (d)       1,951
                         -------------    ----------------    ------------    -------------    -------------      -----------
Net income (loss).....       $     88      $        205        $    668        $     673        $   1,292          $   2,926
                         =============    ================    ============    =============    =============      ============
Earnings per share....                                                                                             $     .51
                                                                                                                  ===========
Weighted average
   shares outstanding.                                                                                             5,692,973  (e)
                                                                                                                  ===========






 The accompanying notes are an integral part of these financial statements.



                                              COTELLIGENT GROUP, INC.

                                   RESTATED CONSOLIDATED STATEMENT OF OPERATIONS

                                         For the Year Ended March 31, 1995
                                 (In Thousands Except Share and Per Share Amounts)



                                       Cotelligent                                                      As Restated for
                                       Group, Inc.              ESP                    ISI              Pooled Companies
                                      --------------    --------------------     ----------------     --------------------

Revenues........................        $        --          $        6,950        $       2,860           $        9,810
Cost of services................                 --                   4,496                1,887                    6,383
                                      --------------    --------------------     ----------------     --------------------
   Gross margin.................                 --                   2,454                  973                    3,427
Selling, general and
   administrative expenses......                201                   2,660                1,140                    4,001
                                        --------------    --------------------     ----------------     --------------------
Operating loss..................               (201)                   (206)                (167)                    (574)
Other expense (income):
   Interest expense, net........                 --                      11                   11                       22
   Other expense (income).......                 --                      --                   (7)                      (7)
                                       --------------    --------------------     ----------------     --------------------
        Total other expense.....                 --                      11                    4                       15
                                      --------------    --------------------     ----------------     --------------------
Loss before income taxes........               (201)                   (217)                (171)                    (589)
                                      --------------    --------------------     ----------------     --------------------
Provision (benefit) for income taxes             --                       2                  (92)                     (90)
                                      --------------    --------------------     ----------------     --------------------
Net loss........................        $      (201)         $         (219)       $         (79)          $         (499)
                                      ==============    ====================     ================     ====================

















  The accompanying notes are an integral part of these financial statements.



                                              COTELLIGENT GROUP, INC.

                                   RESTATED CONSOLIDATED STATEMENT OF OPERATIONS

                                         For the Year Ended March 31, 1994
                                 (In Thousands Except Share and Per Share Amounts)


                                                                                                         As Restated
                                              Cotelligent                                                 for Pooled
                                              Group, Inc.            ESP                 ISI              Companies
                                            ---------------    ---------------    ----------------     ---------------

Revenues.................................       $       --     $        4,937       $       4,304       $       9,241
Cost of services.........................               --              3,093               2,136               5,229
                                            ---------------    ---------------    ----------------     ---------------
      Gross margin.......................               --              1,844               2,168               4,012
Selling, general and
   administrative expenses...............              167              1,559               1,715               3,441
                                            ---------------    ---------------    ----------------     ---------------
Operating income (loss)..................             (167)               285                 453                 571
Other expense:
   Interest expense, net.................               --                 --                  17                  17
    Other expenses.......................               --                 --                  --                  --
                                            ---------------    ---------------    ----------------     ---------------
      Total other expense................               --                 --                  17                  17
                                            ---------------    ---------------    ----------------     ---------------
Income (loss) before income taxes........             (167)               285                 436                 554
Provision for income taxes...............               --                  2                 153                 155
                                            ---------------    ---------------    ----------------     ---------------
Net income (loss)........................       $     (167)    $          283       $         283       $         399
                                            ===============    ===============    ================     ===============
















  The accompanying notes are an integral part of these financial statements.

                             COTELLIGENT GROUP, INC.

     NOTES TO RESTATED AND PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


Note 1 - Unaudited Pro Forma Adjustments

Pro forma data reflects adjustments for the following.


a) Reduction in compensation to former owners and employees as a result of the renegotiation of executive compensation arrangements and the termination of contributions to employee benefit plans made in conjunction with the acquisition of the Founding Companies;

b) Reduction in compensation to former owners and employees of the Founding Companies and the Pooled Companies as a result of the renegotiation of executive compensation arrangements ($983), termination of contributions to employee benefit plans ($485), offset by increased expenses for corporate operating activities ($804);

c) Reduction in interest expense as a result of termination of an employee stock ownership plan ($147) and the payoff of debt to a former stockholder of ESP ($55);

d) Income taxes as if the entities were combined and subject to the effective federal and state statutory rates throughout the periods presented (40%);

e) Historical weighted average shares and earnings per share have not been presented because they are not considered meaningful as a result of the acquisitions of the Founding Companies and the Offering. Earnings per share have been presented on a pro forma basis only for the year ended March 31, 1996. Pro forma weighted average shares outstanding used to determine pro forma earnings per share were calculated based on the following: (i) shares issued by Cotelligent prior to the Offering, shares issued to the stockholders of the Founding Companies in connection with the acquisition of the Founding Companies and shares sold in the Offering to pay the cash portion of the consideration of the Founding Companies were considered outstanding for the entire period,
     (ii) additional shares sold to the public in the Offering, (iii) shares issued to acquire the Pooled Companies and (iv) dilution attributable to options to purchase common stock in applying the treasury method.

                         REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
     and Stockholder
      of ESP Software Services, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of ESP Software Services, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 1, on June 28, 1996, ESP Software Services, Inc. entered into and completed an agreement and plan of reorganization and merger with Cotelligent Group, Inc.





Price Waterhouse LLP

Minneapolis, Minnesota
July 23, 1996


                                                ESP SOFTWARE SERVICES, INC.

                                                       BALANCE SHEET
                                           (In Thousands, Except Share Amounts)

                                                                                                                 (Unaudited)
                                                                                      December 31,                March 31,
                                                                             -------------------------------    ---------------
                                  ASSETS                                         1995             1994               1996
                                                                             -------------     -------------    ---------------
Current assets:
   Cash....................................................................    $        1       $       --          $       --
   Accounts receivable, less allowance for doubtful accounts of $15
       at March 31, 1996...................................................         1,423            1,096               1,715
   Prepaid expenses and other assets.......................................           100               57                  64
                                                                             -------------     -------------    ---------------
      Total current assets.................................................         1,524            1,153               1,779

   Property and equipment, net.............................................           287               79                 300
   Note receivable - stockholder...........................................            94               --                  91
   Other assets............................................................             1                4                  --
                                                                             =============     =============    ===============
      Total assets.........................................................        $1,906           $1,236              $2,170
                                                                             =============     =============    ===============

              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Cash overdraft..........................................................    $       --        $      11          $       53
   Bank line of credit.....................................................           625               --                 824
   Current portion of long-term debt.......................................            51               14                  52
   Accounts payable - trade................................................            70               31                 188
   Related party payable...................................................             6              208                  --
   Unearned revenue........................................................            --               62                  --
   Accrued compensation and payroll taxes..................................           301              312                 280
   Other liabilities.......................................................             1                3                   1
                                                                             -------------     -------------    ---------------
      Total current liabilities............................................         1,054              641               1,398

Long-term debt; including related party of $136, $150, and $-0-............           188              136                 175
Deferred  compensation.....................................................           548              548                 548

Stockholders' equity (deficit):
   Common stock - authorized 20,000 shares, no par
      value, issued and outstanding 1,074 shares...........................             1                1                   1
   Retained earnings (deficit).............................................           115              (90)                 48
                                                                             -------------     -------------    ---------------
      Total stockholders' equity (deficit).................................           116              (89)                 49
                                                                             =============     =============    ===============
      Total liabilities and stockholders' equity (deficit).................        $1,906          $ 1,236              $2,170
                                                                             =============     =============    ===============



                        The accompanying notes are an integral part of these financial statements.

                                                ESP SOFTWARE SERVICES, INC.

                                                  STATEMENT OF OPERATIONS
                                                      (In Thousands)


                                                                                                         (Unaudited)
                                                     For the Year Ended                          For the Three Months Ended
                                                        December 31,                                      March 31,
                                        ----------------------------------------------    ------------------------------------------
                                               1995                     1994                     1996                    1995
                                        --------------------    ----------------------    --------------------      ----------------


Revenues..............................  $          10,274       $           6,950         $            2,757       $           2,269
Cost of services......................              6,712                   4,496                      1,798                   1,419
                                        --------------------    ----------------------    ---------------------    -----------------
      Gross margin....................              3,562                   2,454                        959                     850
Selling, general and
   administrative expenses............              3,247                   2,660                        994                     816
                                        --------------------    ----------------------    ---------------------    -----------------
Operating income (loss)...............                315                    (206)                       (35)                     34
Other (income) expense:
   Interest income....................                 --                      (3)                        (2)                     --
   Interest expense...................                108                      14                         34                      16
                                        --------------------    ----------------------    ---------------------    -----------------
      Total other expense.............                108                      11                         32                      16
                                        --------------------    ----------------------    ---------------------    -----------------
Income (loss) before provision for
   income taxes.......................                207                    (217)                       (67)                     18
Provision for income taxes............                  2                       2                         --                      --
                                        --------------------    ----------------------    ---------------------    -----------------
Net income (loss).....................   $            205       $            (219)          $            (67)      $              18
                                        ====================    ======================    =====================    =================



Unaudited Pro Forma information:
Income (loss) before provision for
   income taxes ...................... $              207       $            (217)          $            (67)      $              18
Pro Forma provision (benefit) for
   income taxes.......................                 83                     (87)                       (27)                      7
                                       ---------------------   -----------------------    ---------------------    -----------------
Pro Forma net income (loss)
   (see Note 8) ...................... $              124       $            (130)          $            (40)      $              11
                                       =====================   =======================    =====================    =================




                        The accompanying notes are an integral part of these financial statements.


                                                ESP SOFTWARE SERVICES, INC.

                                        STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                           (In Thousands, Except Share Amounts)



                                                       Common Stock
                                             ----------------------------------     Retained
                                                Shares             Amount           Earnings                Total
                                            ----------------    ---------------  -----------------   ----------------

Balance at December 31, 1993................       2,027         $        2      $         589       $        591
    Stock redemption........................        (953)                (1)              (206)              (207)
    Net (loss)..............................          --                 --               (219)              (219)
    Dividends paid..........................          --                 --               (254)              (254)
                                             ----------------    ---------------  ------------------- -----------------
Balance at December 31, 1994................       1,074                  1                (90)               (89)
    Net income..............................          --                 --                205                205
                                            ----------------    ---------------  -------------------  -----------------
Balance at December 31, 1995................       1,074                  1                115                116
    Net (loss)..............................           --                 --               (67)               (67)
                                            ---------------     ---------------  ------------------   -----------------
Balance at March 31, 1996 (Unaudited).......       1,074       $          1      $          48        $        49
                                            ================    ===============  =================== ==================

                        The accompanying notes are an integral part of these financial statements.

                                                ESP SOFTWARE SERVICES, INC.

                                                  STATEMENT OF CASH FLOWS
                                                      (In Thousands)


                                                                                                           (Unaudited)
                                                                For the Year Ended                   For the Three Months Ended
                                                                   December 31,                              March 31,
                                                         ----------------------------------      ----------------------------------
                                                              1995               1994                1996                1995
                                                         ----------------    --------------      -------------      ---------------

Cash flows from operating activities:
    Net income (loss)..................................  $      205         $        (219)       $      (67)        $         18
    Adjustments to reconcile net income (loss) to net
      cash provided by (used in) operating activities:
      Depreciation and amortization....................          81                    23                33                   12
      Changes in assets and liabilities:
        Increase in accounts receivable................        (327)                 (431)             (292)                 (11)
        (Increase) decrease  in prepaids and
            other assets...............................         (42)                  (45)               37                  (32)
        Increase (decrease) in accounts payable and
          accrued liabilities..........................        (238)                  381                91                  100
        Increase in deferred compensation..............          --                   550                --                   --
                                                         ---------------     ---------------     -------------      ---------------
             Net cash provided by (used in) operating
                activities.............................        (321)                  259              (198)                  87
                                                         ---------------     ---------------     -------------      ---------------

Cash flows from investing activities:
    Purchase of equipment..............................        (156)                  (39)              (45)                (171)
    Loan to stockholder................................         (94)                   --                 3                    --
                                                         ---------------     ---------------     -------------      ---------------
             Net cash (used in) investing activities...        (250)                  (39)              (42)                (171)
                                                         ---------------     ---------------     -------------      ---------------

Cash flows from financing activities:
    Stock redemption...................................          --                  (206)               --                   --
    Dividends to stockholders..........................          --                  (254)               --                 (185)
    Proceeds from long-term debt.......................          --                   165                --                  131
    Principal payments of long-term debt...............         (14)                  (15)               (4)                  (8)
    Payment of capital lease obligations...............         (28)                   --                (9)                  --
    Proceeds from bank line of credit..................         625                    --               199                  200
                                                         ---------------     ---------------     -------------      ---------------
             Net cash provided (used in)
                 by financing activities...............         583                  (310)              186                  138
                                                         ---------------     ---------------     -------------      ---------------
Net increase (decrease) in cash........................
                                                                 12                   (90)              (54)                  54
Cash (overdraft) at beginning of period................         (11)                   79                 1                  (11)
                                                         ---------------     ---------------     -------------      ---------------
Cash (overdraft) at end of period......................  $        1          $        (11)       $      (53)        $         43
                                                         ===============     ===============     =============      ===============

Supplemental disclosures of cash flow information:
    Interest paid......................................  $      108          $         14        $       34         $         16
    Income taxes paid..................................  $        3          $          1        $       --         $         --

The Company had non-cash financing transactions relating to capital leases on new equipment of $131 in 1995.

                          The accompanying notes are an integral part of these financial statements.

                              ESP SOFTWARE SERVICES, INC.

                            NOTES TO FINANCIAL STATEMENTS
                  (In Thousands, Except Share and Per Share Amounts)



Note 1 - Business Organization

     ESP Software Services, Inc. ("ESP") is a professional services firm that provides information systems analysis, programming and support to various industries. Substantially all of ESP's operations are in Minnesota.

     On June 28, 1996, ESP entered into and completed an agreement and plan of reorganization and merger with Cotelligent Group Inc. ("Cotelligent"), whereby ESP exchanged all of its outstanding stock for common stock of Cotelligent. The business combination will be accounted for under the pooling-of-interests method of accounting.


Note 2 - Summary of Significant Accounting Policies

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

     Property and equipment are stated at historical cost. Depreciation, including amortization of capital leases, is provided over the estimated useful lives of the respective assets on a straight line basis. Leasehold improvements are depreciated over the shorter of the remaining lease term or estimated useful life.

Concentration of Credit Risk

     Financial instruments that potentially subject ESP to concentrations of credit risk consist principally of trade accounts receivable. Receivables arising from services provided to clients are not collateralized and accordingly, ESP performs ongoing credit evaluations of its clients to reduce the risk of loss.

Revenue Recognition

Revenue is recognized as services are performed.


Fair Value of Financial Instruments

     For cash and cash equivalents, the carrying amount approximates fair value because of the short-term maturity of those instruments. The fair value of debt is considered to approximate carrying value as the rates approximate those currently available.

                           ESP SOFTWARE SERVICES, INC.

                (In Thousands, Except Share and Per Share Amounts)

Income Taxes

     ESP accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

     Prior to the merger on June 28, 1996, ESP elected to be taxed as an S corporation for federal and state income tax purposes. Accordingly, any tax liabilities were the responsibility of the ESP stockholder. The State of Minnesota imposes a minimum fee on all corporations, which was $2 in both 1995 and 1994, and which has been properly reflected in the financial statements.

     Effective June 28, 1996, ESP's S Corporation status terminated and the Company will be taxed as a C corporation as a result of the merger with Cotelligent. In connection with this conversion, approximately $608 was recorded as income tax expense which represents the net deferred tax liabilities of ESP. This amount will be paid ratably over a four-year period. See Note 8 for unaudited pro forma income tax information.

Unaudited Interim Financial Statements

     In the opinion of management, ESP has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of ESP as of March 31, 1996 and the results of operations and cash flows for the three months ended March 31, 1995 and 1996, as presented in the accompanying unaudited interim financial statements.

Note 3 - Property and Equipment
                                                                  1995                          1994
                                                             ---------------               ----------------

Office equipment..........................................   $       369                   $         109
Software..................................................            23                               7
Leasehold improvements....................................            11                              --
                                                             ---------------               ----------------
                                                                     403                             116
Less: Accumulated depreciation............................           116                              37
                                                             ---------------               ----------------
                                                             $       287                   $          79
                                                             ===============               ================

Depreciation and amortization expense for the years ended December 31, 1995 and 1994 was $81 and $23, respectively.

                              ESP FINANCIAL SERVICES, INC.

                    (In Thousands, Except Share and Per Share Amounts)



Note 4 - Credit Facilities

Bank Line of Credit

     In 1995, Electronic Systems Personnel, Inc., an affiliated organization through common ownership, and ESP obtained a combined revolving line of credit of $1,000 personally guaranteed by the stockholder with interest at 1 1/4% over the bank's base rate. The line of credit was secured by accounts receivables and general tangible assets of both companies and required the maintenance of certain financial covenants. ESP had outstanding advances of $625 and Electronic Systems Personnel, Inc. had outstanding advances of $195 at December 31, 1995. In conjunction with the merger with Cotelligent, ESP has subsequently repaid this line of credit.

Long-term debt consists of the following.

                                                                      1995                       1994
                                                                -------------------        ------------------

Note - Former stockholder, payable in quarterly installments of $7 plus interest at 2% over the index rate established by National City
    Bank on January 1 of each year, due in
    December 2001............................................. $         136             $         150
Lease obligation - Financial Management Leasing, payable
    in monthly installments of $4 including interest at
    14.35%, due in March 1998.................................           103                        --
                                                                -------------------        ------------------
                                                                         239                       150
Less:  Current portion........................................            51                        14
                                                                -------------------        ------------------
                                                                $        188               $       136
                                                                ===================        ==================

Total maturities of long-term debt are as follows.

                      Years ending December 31,
          ------------------------------------------------------------
               1996........................    $       51
               1997........................            58
               1988........................            42
               1999........................            20
               2000........................            22
               Thereafter..................            46
                                              --------------
               Less: Current portion.......            51
                                              --------------
               Total long-term debt........    $     188
                                              ==============

The note payable to a former stockholder in the amount of $136 was subsequently paid in full in conjunction with the merger with Cotelligent on June 28, 1996.

                     ESP FINANCIAL SERVICES, INC.

           (In Thousands, Except Share and Per Share Amounts)


Note 5 - Related Parties

Related Party Transactions

     ESP is related to Electronic Systems Personnel, Inc. through common ownership. ESP shares office space as well as various administrative resources with Electronic Systems Personnel, Inc. Additionally, certain ESP employees are hired through Electronic Systems Personnel, Inc., a placement firm. Below is a summary of significant transactions and account balances between the two companies:

                                                                              1995                    1994
                                                                         ----------------        ---------------

Due to Electronic Systems Personnel, Inc.............................    $         6             $      209
Administrative expense...............................................            164                     73
Placement fee expense................................................            527                    526



Stock Redemption

     On May 5, 1994, ESP entered into an agreement with a stockholder owning a 47% interest in the Company to redeem all of the 953 shares held by him for $206, of which $41 was paid at closing and the balance of $165 payable quarterly over an eight year period with interest accruing at the rate of 2% in excess of the index rate established by National City Bank. In addition, the agreement provided for an additional payment for the stock in the event of a subsequent sale of ESP. The balance outstanding on this obligation at December 31, 1995 and 1994 was $136 and $150, respectively.

     In conjunction with the agreement and plan of reorganization and merger, the remaining principal balance of the note payable above was paid in full on June 28, 1996. Additionally, $552 was paid as a distribution to the former stockholder in accordance with the terms of the stock redemption agreement.

Deferred Compensation Plan

     In connection with the stock redemption agreement discussed above, ESP entered into a salary continuation agreement with the former stockholder in recognition of his contributions to the growth, management and success of ESP. The salary continuation agreement provided that the stockholder be paid an annual sum of $45 for each of the years 1994 through 1997, and an annual sum of $93 for each of the years 1998 through 2005. The agreement provides for a discount rate of 8% to arrive at the present value of the unpaid salary continuation payments. The unpaid present value of this obligation at December 31, 1995 and 1994 was $548.

     In conjunction with the agreement and plan of reorganization and merger, the remaining principal balance of the deferred compensation was paid in full on June 28, 1996.

                           ESP FINANCIAL SERVICES, INC.

                  (In Thousands, Except Share and Per Share Amounts)


Note Receivable - Stockholder

     At December 31, 1995, ESP had a $94 note receivable from its principal stockholder due in five equal principal installments of $19 beginning January 1, 1997. Interest at 8% is due quarterly with the first payment on April 1, 1996.

Note 6 - Pension Plan

     ESP adopted a salary reduction/profit sharing plan (the "Plan") in 1994 under the provisions of Section 401(k) of the Internal Revenue Code. The Plan covers all full-time employees who have completed one full year of service with ESP. ESP is required to contribute an amount equal to 25% of the salary reduction elected by each employee up to a maximum reduction of 4% of their annual salary. In addition, ESP may make a discretionary contribution. ESP contributions totaled $27 and $15 for December 31, 1995 and 1994, respectively.

Note 7 - Commitments

     In June 1991, in connection with the purchase of certain assets of Professional Resources, Inc., employment and non-compete agreements were entered into with this entity's president. The employment agreement provides for payment of monthly compensation of $13 plus bonuses equal to 10% of ESP's monthly net income. This bonus was $47 and $18 in 1995 and 1994, respectively. The non-compete agreement states that the former president may not compete, directly or indirectly, during his employment with ESP and for one year thereafter.

Note 8 - Unaudited Pro Forma Income Tax Information

     As described in Note 2, effective June 28, 1996, ESP will be taxed as a C corporation as a result of the merger with Cotelligent. The following unaudited pro forma income tax information is presented in accordance with Statement of Financial Accounting Standards No. 109 as if ESP had been a C corporation subject to federal and state income taxes through the periods presented.

                                                            For the Year Ended             For the Three Months Ended
                                                               December 31,                        March 31,
                                                      -------------------------------    -------------------------------
                                                          1995              1994              1996             1995
                                                      -------------     -------------    ---------------    ------------

Income (loss) before provision for income taxes...    $        207      $     (217)      $      (67)         $     18
Provision (benefit) for income taxes..............              83             (87)             (27)                7
                                                      -------------     -------------    --------------    -------------
Pro forma net income (loss).......................    $        124      $     (130)      $      (40)         $     11
                                                      =============     =============    ==============    =============

Note 9 - Significant Clients

     One client accounted for approximately 15% and 15% of revenues in 1995 and 1994, respectively.

                           REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
    and Stockholder of
    INNOVA Solutions, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of INNOVA Solutions, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 1, on June 28, 1996, INNOVA Solutions, Inc. entered into and completed an agreement and plan of reorganization and merger with Cotelligent Group, Inc.





Price Waterhouse LLP

Minneapolis, Minnesota
July 1, 1996

                               INNOVA SOLUTIONS, INC.

                                   BALANCE SHEET
                         (In Thousands, Except Share Amounts)

                                                                                                            (Unaudited)
                                                                          December 31,                        March 31,
                                                             ----------------------------------------     ------------------
                          ASSETS                                   1995                      1994               1996
                                                              ------------------       ---------------     ------------------
 Current assets:
   Cash...................................................    $             6          $         203        $          355
   Restricted cash........................................                100                     --                    --
   Accounts receivable, less allowance for doubtful
      accounts of $15 at March 31, 1996...................              1,161                    437                 1,190
   Receivable from stockholder............................                 28                     --                    28
   Other current assets...................................                  1                      3                    --
                                                             ------------------       ---------------     ------------------
      Total current assets................................              1,296                    643                 1,573

   Property and equipment, net............................                 45                     22                    54
   Receivable from stockholder............................                  -                     36                     -
                                                             ------------------       ---------------     ------------------
      Total assets........................................    $         1,341          $         701        $        1,627
                                                             ==================       ===============     ==================

           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Short-term debt, including notes payable to related
      parties of $99 and $159, respectively...............    $           196          $         159        $          281
   Accounts payable.......................................                 54                     13                    --
   Accrued compensation...................................                255                    147                   261
   Accrued income taxes...................................                 --                     35                    --
   Other liabilities......................................                 15                     17                    45
                                                             ------------------      ----------------     -------------------
      Total current liabilities...........................                520                    371                   587

Capital lease obligation, less current portion............                 12                     --                    11

Stockholder's equity:
   Common stock - $.01 par value, 100,000 shares
      authorized and issued, 51,000 shares outstanding....                  1                      1                     1
   Additional paid-in capital.............................                  9                      9                     9
   Treasury stock - 49,000 shares.........................               (100)                  (100)                 (100)
   Retained earnings......................................                899                    420                 1,119
                                                             ------------------       ---------------     ------------------
      Total stockholder's equity..........................                809                    330                 1,029
                                                             ------------------       ---------------     ------------------
      Total liabilities and stockholder's equity..........    $         1,341         $          701      $          1,627
                                                             ==================       ===============     ==================

                        The accompanying notes are an integral part of these financial statements.

                                                  INNOVA SOLUTIONS, INC.

                                                  STATEMENT OF OPERATIONS
                                                      (In Thousands)


                                                                                            (Unaudited)
                                                  For the Year Ended                For the Three Months Ended
                                                     December 31,                             March 31,
                                          ------------------------------------     ------------------------------------
                                                1995               1994                 1996                1995
                                          -----------------   ----------------     ---------------    -----------------

Revenues................................ $       5,867         $      2,860       $       2,034        $      1,283
Cost of services........................         4,017                1,887               1,369                 865
                                        ------------------   ------------------  ------------------  ------------------
      Gross margin.....................          1,850                  973                 665                 418
Selling, general and administrative
  expenses.............................          1,174                1,140                 350                 223
                                        ------------------   ------------------  ------------------  ------------------
Operating income (loss)................            676                 (167)                315                 195
Other (income) expense:
  Interest expense.....................             17                   19                   5                   2
  Interest income......................             (6)                  (8)                 --                  (1)
  Other................................             (3)                  (7)                 --                  --
                                        ------------------   ------------------  ------------------  -------------------
     Total other expense................             8                    4                   5                   1
                                        ------------------   ------------------  ------------------  -------------------
Income (loss) before provision for
  income taxes.........................            668                 (171)                310                 194
(Benefit) for income taxes.............             --                 (92)                 --                  --
                                        ------------------   ------------------  ------------------  ------------------
Net income (loss)......................  $         668         $        (79)      $         310       $         194
                                        ==================   ==================  ==================  ==================

Unaudited Pro Forma information:
Income (loss) before provision
    for income taxes..................   $         668         $       (171)      $         310       $         194
Pro Forma provision (benefit)
    for income taxes..................             227                  (58)                124                  66
                                        ------------------   ------------------  ------------------  -----------------
Pro Forma net income (loss)...........   $         441         $       (113)      $         186        $        128
                                        ==================   ==================  ==================  =================



                        The accompanying notes are an integral part of these financial statements.



                                                  INNOVA SOLUTIONS, INC.

                                             STATEMENT OF STOCKHOLDERS' EQUITY
                                           (In Thousands, Except Share Amounts)


                                                                     Additional
                                                 Common Stock         Paid-In      Retained     Treasury
                                               Shares     Amount      Capital      Earnings       Stock       Total
                                            ----------   ---------   ---------    ----------   ----------   ---------

Balance at December 31, 1993..                100,000     $    1       $   9       $  499       $ (100)       $  409
Net (loss)........................                 --         --          --          (79)          --           (79)
                                            ----------   ---------   --------     ----------   ----------   ---------
Balance at December 31, 1994...               100,000          1           9          420         (100)          330
Dividends.........................                 --         --          --         (189)          --          (189)
Net income........................                 --         --          --          668           --           668
                                            ----------   ---------   ---------    ----------   ----------   ---------
Balance at December 31, 1995...               100,000          1           9          899         (100)          809
Net income........................                 --         --          --          310           --           310
Dividends.........................                 --         --          --          (90)          --           (90)
                                            ----------   ---------   ---------    ----------   ----------   ---------
Balance at March 31, 1996 (Unaudited)....     100,000     $    1       $   9       $1,119       $ (100)     $  1,029
                                            ==========   =========   =========    ==========   ==========   =========

                        The accompanying notes are an integral part of these financial statements.

                                                  INNOVA SOLUTIONS, INC.

                                                  STATEMENT OF CASH FLOWS
                                                      (In Thousands)

                                                                                                         (Unaudited)
                                                                For the Year Ended                For the Three Months Ended
                                                                   December 31,                            March 31,
                                                         ----------------------------------     --------------------------------
                                                              1995               1994               1996              1995
                                                         ----------------    --------------     --------------    --------------

Cash flows from operating activities:
    Net income (loss)..................................     $    668            $    (79)         $    310          $    194
    Adjustments to reconcile net income (loss) to net
      cash provided by (used in) operating activities:
      Depreciation.....................................            8                  22                 3                 1
      Deferred income taxes, net.......................           --                  47                --                --
      Changes in assets and liabilities:
        (Increase) decrease in accounts receivable.....         (724)                254               (29)             (217)
        (Increase) decrease in prepaid expenses and
          other current assets.........................            2                  (3)                1                (6)
        (Decrease) in income taxes payable.............          (35)                (39)               --                --
            Increase (decrease) in accounts payable
            and accrued expenses.......................          147                (114)              (18)               54
                                                         ---------------     ---------------    --------------    --------------
             Net cash provided (used in)by operating
             activities................................           66                  88               267                26
                                                         ---------------     ---------------    --------------    --------------

Cash flows from investing activities:
    Purchase of property and equipment.................          (12)                (20)              (12)               (1)
    Stockholder receivable.............................            8                 (25)               --                10
                                                         ---------------     ---------------    --------------    --------------
             Net cash provided by (used in) investing
             activities................................           (4)                (45)              (12)                9
                                                         ---------------     ---------------    --------------    --------------

Cash flows from financing activities:
    Proceeds from line of credit, net..................           95                  --               100                --
    Payment on capital lease obligations...............           (5)                 --                (1)               --
    Payment of loans from related parties..............          (60)                 --               (15)               --
    Payment of dividends...............................         (189)                 --               (90)               --
    Proceeds from related parties loans................           --                  10                --                --
    Payment of other long-term debt....................           --                 (32)               --                --
                                                         ---------------     ---------------    --------------    --------------
             Net cash provided by (used in) financing
             activities................................         (159)                (22)               (6)               --
                                                         ---------------     ---------------    --------------    --------------

Net (decrease) increase in cash and cash equivalents...          (97)                 21               249                35

Cash and restricted cash at beginning of period........          203                 182               106               203
                                                         ===============     ===============    ==============    ==============
Cash and restricted cash at end of period..............    $     106            $    203          $    355       $       238
                                                         ===============     ===============    ==============    ==============

Supplemental disclosures of cash flow information:
    Interest paid......................................    $      18            $     23          $      5           $     5
    Income taxes paid..................................    $      35            $     --          $     --           $    --


ISI had non-cash financing transactions relating to capital leases on new equipment of $19 in 1995.

       The accompanying notes are an integral part of these financial statements.

                              INNOVA SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                  (In Thousands, Except Share and Per Share Amounts)


Note 1 - Business Organization

     Innova Solutions, Inc. ("ISI"), a Texas corporation, commenced operations in 1991. ISI is a professional services firm that provides computer consulting and contract programming services.

     On June 28, 1996, ISI entered into and completed an agreement and plan of reorganization and merger with Cotelligent Group, Inc. ("Cotelligent"), whereby ISI exchanged all of its outstanding stock for common stock of Cotelligent. The business combination will be accounted for under the pooling-of-interests method of accounting.


Note 2 - Summary of Significant Accounting Policies

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Restricted Cash

     In accordance with the terms of ISI's line of credit, ISI is required to maintain a restricted cash reserve of $100.

Property and Equipment

     Property and equipment are recorded at cost. Depreciation, including amortization of capitalized leases, is calculated using the straight-line method over the estimated useful lives of the respective assets.

Concentration of Credit Risk

     Financial instruments that potentially subject ISI to concentrations of credit risk consist principally of trade accounts receivable. Receivables arising from services provided to clients are not collateralized and accordingly the Company performs ongoing credit evaluations of its clients to reduce the risk of loss.

Revenue Recognition

Revenue is recognized as services are performed.

Income Taxes

     ISI accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

                               INNOVA SOLUTIONS, INC.

                (In Thousands, Except Share and Per Share Amounts)


     Effective with the tax year beginning January 1, 1995, ISI elected to be taxed for federal and state income tax purposes as an S corporation. Accordingly, as an S corporation, any tax liabilities are the responsibility of the ISI shareholder.

     In addition, effective June 28, 1996 the Company's S corporation status terminated and the Company will be taxed as a C corporation as a result of the merger with Cotelligent. In connection with this conversion, approximately $191 was recorded as income tax expense which represents the net deferred tax liabilities of ISI. See also Notes 5 and 8.

Fair Value of Financial Instruments

     For cash and cash equivalents, the carrying amount approximates fair value because of the short-term maturity of those instruments. The fair value of debt is considered to approximate carrying value as the rates approximate those currently available.

Unaudited Interim Financial Statements

     In the opinion of management, ISI has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of ISI as of March 31, 1996 and the results of operations and cash flows for the three months ended March 31, 1995 and 1996, as presented in the accompanying unaudited interim financial statements.


Note 3 - Property & Equipment

Property and equipment consists of the following.

                                                        1995                       1994
                                               ---------------------        ------------------
Automobiles and trucks.......................  $           20                $        --
Furniture and fixtures.......................              18                         15
Office equipment.............................              39                         31
                                               ---------------------        ------------------
                                                           77                         46
Less:  Accumulated depreciation..............              32                         24
                                               ---------------------        ------------------
                                               $           45               $         22
                                               =====================        ==================

Depreciation expense for the years ended December 31, 1995 and 1994 was $8 and $22, respectively.

Note 4 - Credit Facilities

Short-term debt consists of the following:
                                                         1995                       1994
                                               ---------------------        -------------------
Revolving line of credit......................  $          95                 $       --
Loans from related parties....................             99                        159
Current portion of capital lease obligation...              2                         --
                                               ---------------------        ------------------
                                                $         196                 $      159
                                               =====================        ==================

                               INNOVA SOLUTIONS, INC.

                  (In Thousands, Except Share and Per Share Amounts)


     ISI's line of credit agreement with its bank provides for borrowings up to a maximum amount of $250. Borrowings bear interest at the prime rate plus 2.0% per annum (10.5% at December 31, 1995), payable monthly. The agreement, which expired May 9, 1996, is secured by accounts receivable and property and equipment. The line is personally guaranteed by the stockholder.

     The loans from related parties bear interest between 8.0 % and 12.5%, payable on demand and contain no financial or restrictive covenants.

Long-Term Debt

     Long-term debt consists of a capital lease obligation, net of the current portion, of $12 and $0 as of December 31, 1995 and 1994, respectively.


Note 5 - Income Taxes

     As discussed in Note 2, ISI was a C corporation until December 31, 1994 at which time ISI elected to be taxed as an S corporation, and therefore, any tax liabilities subsequent to this date were the responsibility of ISI's shareholder. Accordingly, net deferred tax liabilities of approximately $117 as of December 31, 1994 were recognized in income upon the conversion in 1994.

The provision (benefit) for income taxes is as follows:

                                                                                                       1994
                                                                                                    ------------
Current federal...................................................................................  $       51
Deferred federal..................................................................................        (143)
                                                                                                    ------------
     Total........................................................................................  $      (92)
                                                                                                    ============


The Company's effective income tax rate varied from the U.S. federal statutory rate as follows:


                                                                                                       1994
                                                                                                   -------------
U.S. federal statutory rate......................................................................      (34.0)%
Conversion to S corporation......................................................................      (19.8)
                                                                                                   =============
           Effective rate........................................................................      (53.8)%
                                                                                                   =============


     As a result of the merger with Cotelligent on June 28, 1996, ISI's S corporation will be terminated. Approximately $191 of deferred tax liabilities was recorded at this time and these federal and state taxes will be paid ratably over the next four years.

                                INNOVA SOLUTIONS, INC.

                    (In Thousands, Except Share and Per Share Amounts)


Note 6 - Lease Commitments

       Future minimum lease payments under ISI's operating leases are as follows:

                                                                                Year Ending
                                                                                December 31,
                                                                                ------------
            1996  ............................................................ $         3
            1997  ............................................................           3
            1998  ............................................................           1
                                                                               =============
                                                                               $         7
                                                                               =============

     Total rent and lease expense recorded by ISI in fiscal years 1995 and 1994 was $44 and $34, respectively.

     ISI leases certain equipment under a lease arrangement, which has been accounted for as a capital lease. Assets under capital lease with a cost of $19 and net book value of approximately $17 at December 31, 1995 are included in property, plant, and equipment in the accompanying balance sheet. Depreciation of the capital lease is included in depreciation expense.

Note 7 - Employee Benefit Plans

     ISI maintains an unfunded 401(k) plan which includes employees who have at least one-half a year of continuous service. Contributions to the plan are made at the discretion of ISI based on employee elections. ISI made no contributions for the years ended December 31, 1995 or 1994.

Note 8 - Unaudited Pro Forma Income Tax Information

     As described in Note 2, effective June 28, 1996, ISI will be taxed as a C corporation as a result of the merger with Cotelligent. The following unaudited pro forma income tax information is presented in accordance with Statement of Financial Accounting Standards No. 109 as if ISI had been a C corporation subject to federal and state income taxes through the periods presented.

                                                        For the Year Ended                For the Three Months Ended
                                                           December 31,                           March 31,
                                                 ---------------------------------    -----------------------------------
                                                      1995              1994               1996                1995
                                                 ----------------   --------------    ---------------     ---------------
Income (loss) before provision
  for income taxes...........................    $       668        $      (171)        $     310            $      194
Provision (benefit) for income taxes...........          227                (58)              124                    66
                                                 ---------------    --------------    ---------------     ---------------
 Pro forma net income (loss)...................  $       441               (113)              186                   128
                                                 ===============    =============    ================     ===============

Note 9 - Significant Clients

     During 1995 and 1994, four major clients generated revenues that exceeded 10% of total revenues. The percentage of net revenues from these clients is as follows:

                                              1995                           1994
                                      ---------------------          ---------------------
Client A................................      20%                            ---
Client B................................      13%                            21%
Client C................................      14%                            23%
Client D................................      14%                            12%
Client E................................      ---                            15%


                                             SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   COTELLIGENT GROUP, INC.

September 11, 1996                                    /s/ Duane W. Bell
Date                                               ----------------------
                                                   Duane W. Bell
                                                   Senior Vice President
                                                     and Chief Financial Officer










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